EXHIBIT 99.1

PRESS RELEASE

Fidelity National Financial, Inc. Reports Third Quarter 2004 EPS of $1.09

     Jacksonville, Fla. — (October 21, 2004) — Fidelity National Financial, Inc. (NYSE:FNF), a Fortune 500 provider of products and outsourced services and solutions to financial institutions and the real estate industry, today reported operating results for the three and nine-month periods ended September 30, 2004.

3rd Quarter 2004	3rd Quarter 2003

Net Earnings	Net Earnings

$193.8 million	$277.3 million

$1.09 per diluted share	$1.81 per diluted share

Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003

Net Earnings	Net Earnings

$566.1 million	$665.6 million

$3.23 per diluted share	$4.50 per diluted share

•	Operating revenue for the third quarter of 2004 was $2.14 billion, compared with $2.17 billion for the third quarter of 2003

•	Total title and escrow revenue was $1.51 billion for the third quarter of 2004 versus $1.53 billion in the third quarter of 2003

•	Direct and agency title premiums were $508 million and $741 million, respectively, for the third quarter of 2004 versus direct and agency title premiums of $637 million and $584 million, respectively, in the third quarter of 2003

•	Escrow and other title related fees were $263 million for the third quarter of 2004 versus $313 million for the third quarter of 2003

•	Revenue from Financial Institution Software and Services (“FISS”), was $310 million for the third quarter of 2004 versus $226 million for the third quarter of 2003

•	FISS gross organic revenue growth, including inter segment revenue, was 10.5 percent for the third quarter of 2004 over the third quarter of 2003; net organic revenue growth was 4.2 percent

•	Lender Outsourcing Solutions (“LOS”) revenue was $103 million for the third quarter of 2004 versus $206 million for the third quarter of 2003; LSI contributed $34 million and Default Management $58 million in revenue for the third quarter of 2004 versus $143 million for LSI and $45 million for Default Management in the third quarter of 2003

•	Information Services (“IS”) revenue was $141 million for the third quarter of 2004 compared with $155 million for the third quarter of 2003

•	Specialty Insurance contributed $64 million for the third quarter of 2004 versus $33 million in the third quarter of 2003

     The following tables provide segment financial information for the three months ended September 30, 2004 and September 30, 2003:

Three months ended September 30,
2004	Title and				Specialty	Corporate
$ amounts in thousands	Escrow	FISS	LOS	IS	Insurance	and Other	Total
Gross Operating Revenue	$1,527,598	$328,542	$103,442	$155,186	$64,161	$14,605	$2,193,534
Inter Segment Eliminations	($16,869)	($18,528)	($900)	($14,252)	$0	$0	($50,549)

Net Operating Revenue	$1,510,729	$310,014	$102,542	$140,934	$64,161	$14,605	$2,142,985
Interest /Investment Income and Realized Gains/ (Losses)	$13,106	($199)	$146	$292	$944	$2,605	$16,894
Pre-Tax Income (Loss)	$207,878	$46,689	$18,885	$32,547	$8,162	($14,535)	$299,626
Gross Pre-Tax Margin	13.5%	14.2%	18.2%	20.9%	12.5%	—	13.6%
Net Pre-Tax Margin	13.6%	15.1%	18.4%	23.0%	12.5%	—	13.9%

Three months ended September 30,
2003	Title and				Specialty	Corporate
$ amounts in thousands	Escrow	FISS	LOS	IS	Insurance	and Other	Total
Gross Operating Revenue	$1,636,613	$230,031	$206,637	$164,977	$32,854	$13,347	$2,284,459
Inter Segment Eliminations	($102,706)	($4,004)	($523)	($9,524)	$0	$0	($116,757)

Net Operating Revenue	$1,533,907	$226,027	$206,114	$155,453	$32,854	$13,347	$2,167,702
Interest /Investment Income and Realized Gains/ (Losses)	$62,860	($76)	$211	$455	$432	($1,173)	$62,709
Pre-Tax Income (Loss)	$341,462	$37,790	$79,397	$25,285	$3,857	($27,502)	$460,289
Pre-Tax Margin (Gross)	20.1%	16.4%	38.4%	15.3%	11.6%	—	19.6%
Pre-Tax Margin (Net)	21.4%	16.7%	38.5%	16.2%	11.6%	—	20.6%

     * The inter segment eliminations for the FISS, LOS and IS segments represent revenue from the Title and Escrow segment

     “We continue to make significant progress on our goal of diversifying the revenue and earnings streams of the company, with 30 percent of our third quarter revenue coming from sources other than the core title business,” said Chairman and Chief Executive Officer William P. Foley, II. “We were active in acquisitions during the third quarter, closing three transactions and announcing a fourth. Geotrac is a provider of flood determination and life of loan monitoring services that is being integrated with our existing flood business. We acquired 29% of Covansys, an offshore development company that is already assisting in our software development initiatives. Kordoba is a provider of core processing software and outsourcing solutions to the German banking market that positions FNF to benefit from the growth opportunity in the German core processing market and provides a significant foundation in this key European economy to assist in the realization of our overall expansion plans throughout Europe. Additionally, in September we announced the acquisition of Intercept, continuing our ongoing strategy of building more significant critical mass in technology solutions we provide for the domestic community banking and credit union marketplaces. The Intercept acquisition provides FNF with an incremental 425 core processing customers and more than 700 additional item processing customers. We are also confident in our ability to realize at least $25 million in cost synergies through our integration efforts of InterCept into FNF. Finally, we are excited to be on track to exceed our 2003 record revenue of $7.7 billion, despite the slowdown from 2003’s tremendous refinance market.”

     The following table depicts monthly direct orders opened and closed in the title and escrow business for the third quarter of both 2004 and 2003:

Month	Direct Orders Opened	Direct Orders Closed	Closing %
July 2004	280,100	203,500	73%
August 2004	295,500	201,800	68%
September 2004	298,300	199,400	67%

Third Quarter 2004	873,900	604,700	69%

Month	Direct Orders Opened	Direct Orders Closed	Closing %
July 2003	514,000	461,900	90%
August 2003	326,000	404,000	124%
September 2003	283,200	318,000	112%

Third Quarter 2003	1,123,200	1,183,900	105%

     “Order volumes continued to gain momentum as the third quarter progressed, providing solid monthly order volumes as we head into the final quarter of the year,” said President Randy Quirk. “We remain focused on controlling our cost structure, eliminating 320 positions during the quarter, as we prepare for the normally seasonally slower period of the late fourth quarter and first quarter of next year.”

     Fidelity National Financial, Inc., number 262 on the Fortune 500, is a provider of products and outsourced services and solutions to financial institutions and the real estate industry. The Company had total revenue of more than $7.7 billion and earned more than $860 million in 2003, with cash flow from operations of nearly $1.3 billion for that same period. FNF is a leading provider of information-based technology solutions and processing services to financial institutions and the mortgage and financial services industries through its subsidiary Fidelity Information Services, Inc. Fidelity Information Services’ software processes nearly 50 percent of all U. S. residential mortgages, it has processing and technology relationships with 45 of the top 50 U. S. banks and has clients in more than 50 countries who rely on its processing and outsourcing products and services. Additionally, FNF is the nation’s largest title insurance company and also provides other real estate-related services such as escrow, flood and tax certifications with life of loan monitoring, merged credit reporting, property valuations and appraisals, default management, relocation services, flood, homeowners and home warranty insurance, exchange intermediary services, mortgage loan aggregation and fulfillment, multiple listing services software, mortgage loan origination software, collateral scoring analytics and real property data. More information about the FNF family of companies can be found at www.fnf.com and www.fidelityinfoservices.com.

     This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those expressed or implied above. The Company expressly disclaims any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in the “Management’s Discussion and Analysis” section of the

Company’s Form 10-K and other reports and filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.

CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In thousands, except per share amounts and order information)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Operating revenue	$2,142,985	$2,167,702	$6,132,339	$5,539,298
Interest and investment income	18,919	13,686	49,470	45,380
Realized gains and losses	(2,025)	49,023	19,126	88,910

Total revenue	2,159,879	2,230,411	6,200,935	5,673,588

Personnel costs	700,308	715,332	2,058,441	1,829,974
Other operating expenses	493,394	511,231	1,415,286	1,271,094
Agent commissions	580,241	458,952	1,584,579	1,252,831
Claim loss expense	75,194	73,339	209,617	186,718
Interest expense	11,116	11,268	30,493	30,199

Total expenses	1,860,253	1,770,122	5,298,416	4,570,816

Earnings before income taxes	299,626	460,289	902,519	1,102,772

Income tax expense	104,833	177,273	333,932	419,054
Minority interest	991	5,674	2,491	18,114

Net earnings	$193,802	$277,342	$566,096	$665,604

Net earnings per share — basic	$1.12	$1.87	$3.33	$4.65

Net earnings per share — diluted	$1.09	$1.81	$3.23	$4.50

Weighted average shares — basic	173,369	148,514	170,187	143,154

Weighted average shares — diluted	177,976	153,328	175,287	147,840

Direct operations orders opened	873,900	1,123,200	2,854,700	4,053,100
Direct operations orders closed	604,700	1,183,900	2,019,700	2,967,400
Fee Per File	$1,300	$940	$1,190	$953

SUMMARY BALANCE SHEET INFORMATION
(In thousands, except per share amounts)

	September 30,	December 31,
	2004	2003
	(Unaudited)
Cash and investment portfolio	$3,830,764	$3,149,472
Goodwill	2,509,185	1,926,478
Capitalized software	372,760	290,108
Other intangible assets	573,306	529,716
Total assets	8,998,300	7,263,175
Notes payable	995,391	659,186
Reserve for claim losses	996,765	940,217
Secured trust deposits	882,981	671,882
Total equity	4,628,620	3,873,359
Book value per share	26.55	23.50

##